Exhibit 10.57

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of           , 2017, by and among Jaguar Animal Health, Inc., a Delaware corporation, (“Jaguar”), Nantucket Investments Limited, a company organized under the laws of Guernsey (“Nantucket” and, together with Jaguar, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, National Association, as escrow agent (the “Escrow Agent”).  Capitalized terms not defined herein shall have the meanings assigned to them in that certain Investor Rights Agreement, dated as of March 31, 2017 (as may be amended from time to time, the “Investor Rights Agreement”), by and between Jaguar and Nantucket.

RECITALS

WHEREAS, the Investor Rights Agreement contemplates the execution and delivery of this Agreement and the deposit by Jaguar with the Escrow Agent of             shares of Jaguar convertible non-voting common stock, par value $0.0001 per share, which are subject to the terms of the Investor Rights Agreement, including Section 2.3 therein, and registered in the name of Nantucket (the “Escrowed Shares”);

WHEREAS, Nantucket agrees to execute and deliver to the Escrow Agent a stock assignment separate from certificate duly executed in blank by Nantucket with medallion guarantee (the “Stock Assignment”); and

WHEREAS, the Escrow Agent agrees to hold and deliver the Escrowed Shares and the Stock Assignment in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                      Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2.                                      Escrowed Shares.  Simultaneous with the Closing, Jaguar is depositing the Escrowed Shares with the Escrow Agent and Nantucket is delivering the Stock Assignment to the Escrow Agent.  The Escrow Agent hereby acknowledges receipt of the Escrowed Shares and the Stock Assignment (together, the “Escrowed Property”) in a separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement. Nantucket shall be entitled to exercise all voting rights with respect to the Escrowed Shares so long as such shares are held by the Escrow Agent and Jaguar shall take all reasonable steps to allow the exercise of such rights.  Except for dividends paid in securities or the distribution of rights to purchase additional securities, which in each case shall be held in escrow as Escrowed Property to be distributed in accordance with the terms hereof, any and all dividends, distributions or other income paid on or made in respect of any Escrowed Shares shall belong to Nantucket and shall be promptly delivered to Nantucket by the Escrow Agent following its receipt thereof.  While the Escrowed Shares are held in the Escrow Account, Nantucket will retain and will be able to exercise all other rights of ownership of such shares which are not inconsistent with the terms and conditions of this Agreement or the Investor Rights Agreement.

3.                                      Transferability.  The Escrowed Shares shall not be assignable or transferable unless and until the Escrowed Shares are released in accordance with the terms hereof.

4.                                      Account Activity. The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.  No statement need be rendered for the Escrow Account if no activity occurred for such month.

5.                                      Disposition and Termination of the Escrowed Property.

(a)                                 Escrowed Property.  The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrowed Shares as provided in, this Section 5(a), subject to the terms and conditions of the Investor Rights Agreement, as follows:

(i)                                                       Upon receipt of a Joint Release Instruction with respect to the Escrowed Property, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, disburse all or part of the Escrowed Property in accordance with such Joint Release Instruction.

(ii)                                                    If at any time either of the Parties receives a Final Determination, then upon receipt by the Escrow Agent of a copy of such Final Determination from any Party, the Escrow Agent shall (A) promptly deliver a copy of such Final Determination to the other Party and (B) on the fifth (5th) Business Day following receipt by the applicable Party from the Escrow Agent of the Final Determination, disburse as directed, part or all, as the case may be, of the Escrowed Property in accordance with such Final Determination.  Subject to the terms of this Section 5(a), the Escrow Agent shall be entitled to reasonably rely on any such Final Determination and shall have no responsibility to make any determination as to whether such Final Determination is final and non-appealable or is from a court of competent jurisdiction.

(iii)                                                 All disbursements of any part of the Escrowed Property shall be made as set forth in the Joint Release Instruction or Final Determination, as applicable.

(iv)                                                In the event a Joint Release Instruction is delivered to the Escrow Agent, whether in writing, by telecopier, by e-mail or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual.  To assure the accuracy of the instructions it receives, the Escrow Agent may record such call backs.  If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved.  The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent from the Party entitled to designate such Call Back Authorized Individuals.

(v)                                 Notwithstanding anything to the contrary herein, in the event that less than all of the Escrowed Shares are released pursuant to a Joint Release Instruction or a

Final Determination, then any shares that are not so released shall remain held by the Escrow Agent in the Escrow Account and shall constitute “Escrowed Shares” until such time as the Escrow Agent receives a Joint Release Instruction or a Final Determination in respect of such remaining shares in accordance with the terms and conditions of this Section 5(a).  The Escrow Agent acknowledges and agrees that the Parties may, from time to time after the date hereof, acting jointly pursuant to Joint Release Instructions or other written instructions signed by both Parties, deposit with the Escrow Agent one or more replacement stock certificates representing the Escrowed Shares in lieu of any stock certificates that may then be held in the Escrow Account.

(b)                                 Certain Definitions.

(i)                                     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in San Francisco, California or New York, New York.

(ii)           “Final Determination” means a final non-appealable order of any court of competent jurisdiction directing delivery of all or a portion of the Escrowed Property, as applicable, which shall be accompanied by (A) a certificate executed by a duly authorized officer or director of the prevailing Party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written delivery instructions of the prevailing Party.

(iii)          “Joint Release Instruction” means the joint written instruction of Nantucket and Jaguar, which is executed by Nantucket and Jaguar, to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrowed Property, as applicable.

(iv)          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof.

6.                                      Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Investor Rights Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper Party or Parties, except in the event of Escrow Agent’s fraud, gross negligence or willful misconduct.  Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrowed Property.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Final Determination.  The Escrow Agent may, after 10 days’ notice to the Parties of intention to do so, interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment.  The Escrow Agent may consult with legal counsel of its selection at its sole cost and expense in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder.  The Escrow Agent shall have no liability or obligation for any action taken in good faith with respect to the Escrowed Property except for the Escrow Agent’s fraud, willful misconduct or gross negligence.  To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.                                      Resignation and Removal of Escrow Agent.  The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Nantucket and Jaguar acting jointly at any time by providing written notice to the Escrow Agent.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.  The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires (or such later date resignation is effective as specified in the notice) or after receipt of written notice of removal shall be to hold and safeguard the Escrowed Property (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate.  In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto.

8.                                      Fees and Expenses.  All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by Jaguar. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of Escrowed Shares under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.

9.                                      Indemnity.  Each of the Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses have been caused by the fraud, gross negligence or willful misconduct of Escrow Agent or any such Indemnitee, or (b) its following any instructions or other directions from Jaguar or Nantucket, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.  Notwithstanding anything to the contrary herein, Nantucket and Jaguar agree, solely as between themselves, that any obligation for indemnification under this Section 9 (or for reasonable fees and expenses of the Escrow Agent described in Section 8) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Nantucket and one-half by Jaguar.  The provisions of this Section 9 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

10.                               Tax Matters.

(a)           The Parties shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.

(b)           Nantucket and Jaguar agree that, for federal and applicable state income tax purposes, Nantucket shall be treated as the owner of the Escrowed Shares and the income earned thereon, if any. The Escrow Agent shall report such income on IRS Form 1099 showing the Escrow Agent as payor and Nantucket as payee as of the end of each calendar year and to the extent required by the Code and the regulations promulgated thereunder, whether or not such income was disbursed during such calendar year. Neither Nantucket nor Jaguar shall take any position for federal or applicable state income tax purposes that is inconsistent with the provisions of this Section 10.

(c)           Nantucket and Jaguar acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or withholding with respect to the Escrowed Shares or any income earned by the Escrowed Shares.  The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

11.                               Covenant of Escrow Agent.  The Escrow Agent hereby agrees and covenants with Nantucket and Jaguar that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrowed Property to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

12.                               Notices.  All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) with a signed PDF attachment to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States Mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

if to Nantucket, then to:

Nantucket Investments Limited

Regency Court

Glategny Esplanade

St. Peter Port

Guernsey GY1 1WW

Attention:  Mark Woodall

Telephone No.:  +44 1481 723450

Facsimile No.:  +44 1481 716868

Email:

with a copy (which shall not constitute notice) to:

Klee, Tuchin, Bogdanoff & Stern LLP

1999 Avenue of the Stars

39th Floor

Los Angeles, CA 90067

Attention:  Lee Bogdanoff / Justin Yi

Telephone No.:  (310) 407-4000

Facsimile No.:  (310) 407-9090

Email:  lbogdanoff@ktbslaw.com / jyi@ktbslaw.com

or, if to Jaguar, then to:

Jaguar Animal Health, Inc.

201 Mission Street, Suite 2375

San Francisco, CA 94105

Telephone No.:  (415) 371-8300

Facsimile: (415) 371-8311

Attn: Lisa A. Conte, President and CEO

E-mail: lconte@jaguaranimalhealth.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, CA 94105

Telephone No.:  (415) 659-5989

Facsimile No.:  (415) 391-8269

Attn: Donald C Reinke, Esq.

E-mail: dreinke@reedsmith.com

or, if to the Escrow Agent, then to:

Citibank, N.A.

Citi Private Bank

One Sansome Street, 23rd Floor

San Francisco, CA 94105

Attn: Claude Acoba

Phone:  415- 627-6424

Fax:  415-592-5584

E-mail: Claude.Acoba@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (c) or (d) of this Section 12, such communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

13.                               Termination.  This Agreement shall terminate on the first to occur of (a) the delivery of all the Escrowed Property in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Nantucket and Jaguar after which this Agreement shall be of no further force and effect except that the provisions of Section 9 hereof shall survive termination.

14.                               Miscellaneous.  The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 7, without the prior consent of each other party hereto.  To comply with Federal law including USA Patriot Act requirements, any such permitted assignees shall provide to the Escrow Agent the appropriate form W-9 or W-8 as applicable and such other forms and documentation that the Escrow Agent may reasonably request to verify identification and authorization to act.  This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York.  The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Sections 8 and 9, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any property escrowed hereunder. As between the Parties, nothing in this Agreement waives or modifies any right or obligation under the Investor Rights Agreement.

15.                               Compliance with Court Orders.  In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.  The Escrow Agent shall be required to notify Nantucket and Jaguar of any action taken with respect to the property deposited under this Agreement in order to comply with a writ, order or decree as described above.

16.          Further Assurances.  Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

17.          Reserved.

18.          Force Majeure.  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

19.          Use of Citibank Name.  No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

NANTUCKET INVESTMENTS LIMITED

By:
Name:
Its:

JAGUAR ANIMAL HEALTH, INC.

By:
Name:
Its:

ESCROW AGENT:

CITIBANK, N.A.

By:
Name:
Its:

Signature Page to Escrow Agreement

Schedule 1

ESCROW AGENT FEE SCHEDULE

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee:

Administration Fee

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Escrow Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing transaction deposit account, FDIC insured to the applicable limits.

Fee:

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee:

Transaction Fees

To oversee all required disbursements or release of property from the escrow account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Escrow Agreement:

Fee:

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment

TERMS AND CONDITIONS: The above schedule of fees does not include charges for reasonable out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity.  Our participation in the transactions contemplated by the Agreement is subject to internal approval of the third party depositing monies into the escrow account.

EXHIBIT A-1

Certificate as to Jaguar’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Jaguar and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of Jaguar.  The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrowed Property from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature

Lisa A. Conte
Name	Signature

CEO and President
Title

(415) 371-8300
Telephone #

Karen S. Wright
Name	Signature

CFO
Title

(415) 503-7483
Telephone #

Name	Signature

Title

Telephone #

Exhibit to Escrow Agreement

EXHIBIT A-2

Certificate as to Nantucket Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Nantucket and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of Nantucket.  The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrowed Property from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Exhibit to Escrow Agreement